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                               STATE OF CALIFORNIA
                               SECRETARY OF STATE
                              CORPORATION DIVISION


         I, BILL JONES, Secretary of State of the State of California, hereby certify:

         That the annexed transcript was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.


                                       IN WITNESS WHEREOF, I execute this
                                       certificate and affix the Great Seal of
                                       the State of California this


                                             June 08 1998
                                       ------------------------


                                             /s/ Bill Jones
                                             Secretary of State

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                            ARTICLES OF INCORPORATION
                                       OF
                              SHELLI MEADOWS, INC.


         The undersigned Incorporator hereby executes the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of California:

                                       I.

         The Name of the Corporation shall be:

                              SHELLI MEADOWS, INC.

                                       II.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         The name and address in this state of the Corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

                   Irving Azoff
                   c/o Breslauer, Jacobson, Rutman & Sherman
                   10345 West Olympic Boulevard
                   Los Angeles, California  90064

                                       IV.

         The Corporation is authorized to issue only one class of shares, which shall be common stock without par value, and the total number of shares of common stock which the corporation is authorized to issue is one million (1,000,000).

                                       V.

         Section 1. Elimination of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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         Section 2. Indemnification of Corporate Agents. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

         Section 3. Insurance from a Subsidiary. This corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law.

         Section 4. Reveal or Modification. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on September 10, 1990.


                                       /s/ Lilliana Montero
                                       ------------------------------
                                       Lilliana Montero, Incorporator

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